UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2009
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
One Alpha Place, P.O. Box 2345
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
Foundation Coal Holdings, Inc.
999 Corporate Boulevard, Suite 300
Linthicum Heights, MD 21090-2227
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On July 31, 2009, Alpha Natural Resources, Inc. (“Old Alpha”) merged (the “Merger”) with and into Foundation Coal Holdings, Inc. (“Foundation”), with Foundation continuing as the surviving corporation under the name Alpha Natural Resources, Inc. We refer to the surviving corporation as “New Alpha” or the “Company.”
     As of the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01, of Foundation, other than any shares owned by Old Alpha, was converted into the right to receive 1.0840 shares of common stock, par value $0.01, of New Alpha, and each issued and outstanding share of common stock, par value $0.01, of Old Alpha, other than any shares owned by Foundation, automatically became one share of common stock of New Alpha. Immediately after the Effective Time, Old Alpha’s stockholders owned approximately 59% of New Alpha common stock and Foundation’s stockholders owned approximately 41% of New Alpha common stock.
     This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, dated as of May 11, 2009, between Old Alpha and Foundation (the “Merger Agreement”), which is attached to this report as Exhibit 2.1 and incorporated herein by reference, and to the description of the Merger Agreement contained in the Current Report on Form 8-K filed by Foundation on May 12, 2009. A copy of the press release announcing the completion of the Merger is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of business acquired
     The audited financial statements required by this item are incorporated by reference to the Consolidated Financial Statements contained in Old Alpha’s Current Report on Form 8-K, filed on May 22, 2009, which is attached to this report as Exhibit 99.2.
     The unaudited financial statements required by this item are incorporated by reference to the Condensed Consolidated Financial Statements contained in Old Alpha’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 7, 2009, which is attached to this report as Exhibit 99.3.
(b) Pro forma financial information
     The pro forma financial information required by this item for the year ended December 31, 2008 and as of and for the three months ended March 31, 2009 is incorporated by reference to the Selected Unaudited Pro Forma Condensed Consolidated Financial Information included in the Joint Proxy Statement/Prospectus on Form S-4 of Foundation, filed on June 22, 2009.
(d) Exhibits
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the Company has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in such Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the Company’s actual state of affairs at the date hereof and should not be relied upon.

Description of
Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of May 11, 2009, by and among Alpha Natural Resources, Inc. (SEC File No. 1-32423) and Foundation Coal Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Foundation Coal Holdings, Inc., filed on May 12, 2009).

Description of
Exhibit No.	Exhibit
4.1	Form of certificate of Alpha Natural Resources, Inc. common stock (Incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-121002) of Alpha Natural Resources, Inc. (SEC File No. 1-32423) filed on February 10, 2005).

23.1	Consent of KPMG LLP, independent registered public accounting firm for Old Alpha.

99.1	Press Release, dated July 31, 2009, jointly issued by Alpha Natural Resources, Inc. (SEC File No. 1-32423) and Foundation Coal Holdings, Inc.

99.2	Audited consolidated balance sheets of Alpha Natural Resources, Inc. (SEC File No. 1-32423) and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related notes and reports of the independent registered public accounting firm related thereto (Incorporated by reference to the Current Report on Form 8-K filed by Alpha Natural Resources, Inc. (SEC File No. 1-32423) on May 22, 2009).

99.3	Unaudited condensed consolidated balance sheets of Alpha Natural Resources, Inc. (SEC File No. 1-32423) and subsidiaries as of March 31, 2009 and December 31, 2008, the unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 2009 and March 31, 2008, and the related condensed notes thereto (Incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed by Alpha Natural Resources, Inc. (SEC File No. 1-32423) on May 7, 2009).

99.4	Selected unaudited pro forma condensed consolidated financial information for the year ended December 31, 2008 and as of and for the three months ended March 31, 2009 (Incorporated by reference to the selected unaudited Pro Forma Condensed Consolidated Financial Information included in the Joint Proxy Statement/Prospectus on Form S-4 filed by Foundation Coal Holdings, Inc. on June 22, 2009).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.
July 31, 2009	By:	/s/ Vaughn Groves
		Name:	Vaughn R. Groves
		Title:	Executive Vice President, General Counsel and Corporate Secretary

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